Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Carrizo Oil & Gas, Inc.:
We consent to the incorporation by reference in the registration statement (No. 333-198459) on Form S-3ASR and the registration statements (Nos. 333-196252, 333-181585, 333-162888, 333-137273, 333-116528, 333-55838, and 333-35245) on Form S-8 of Carrizo Oil & Gas, Inc. of our reports dated February 27, 2017, with respect to the consolidated balance sheets of Carrizo Oil & Gas, Inc. as of December 31, 2016 and 2015, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 Annual Report on Form 10-K of Carrizo Oil & Gas, Inc.
Our report dated February 27, 2017 refers to a change in method of accounting for deferred tax assets and liabilities.
/s/ KPMG LLP
Houston, Texas
February 27, 2017